Exhibit 99.1

FX Alliance Inc. Reports Second Quarter 2012 Financial Results

NEW YORK, August 2, 2012 - FX Alliance Inc. (“FXall”) (NYSE: FX), the leading independent global provider of electronic foreign exchange trading solutions, today reported financial results for the second quarter of 2012.

For the second quarter of 2012, revenues increased 7% to $31.4 million from $29.4 million in the second quarter of 2011. Adjusted Net Income decreased 3% to $6.9 million, or $0.23 per share, from $7.1 million or $0.25 per share for the same period last year.  Net Income of $6.2 million was consistent with the same period last year.  For the six months ended June 30, 2012, revenues increased 8% to $61.4 million from $56.8 million in the same period in 2011.  Adjusted Net Income decreased 7% to $12.0 million for the six months ended June 30, 2012, compared to $13.0 million in the same period last year.  Net Income for the six months ended June 30, 2012 decreased 5% to $10.8 million from $11.4 million in the same period last year.  A full reconciliation of GAAP to non-GAAP financial measures is included with this release.

Total average daily volume (counting one side of each trade) was $92.4 billion, an increase of 8% from the second quarter of 2011, driven by growth across both Relationship and Active trading.  Average daily volume for Relationship Trading was $71.5 billion, 5% higher than the second quarter of 2011, while average daily volume for Active Trading increased 18% from the second quarter of 2011 to $20.8 billion.  The average transaction fee per million in the second quarter of 2012 was $4.06, reflecting $3.51 for Relationship Trading and $5.94 for Active Trading.

Operating expenses were $20.9 million, 13% higher than Q2 2011.  Adjusted EBITDA was $14.2 million, down from $14.8 million in Q2 2011.  The Adjusted EBITDA margin was 45% compared to 50% in the second quarter of 2011.

The effective tax rate for the second quarter was 39.8% compared to 42.8% in the second quarter of 2011.

Capital expenditures for the quarter ended June 30, 2012 were $3.9 million, consistent with the same period in 2011.

At June 30, 2012, cash, cash equivalents and investments available-for-sale were $68.8 million.

Financial Measures

Adjusted Net Income and Adjusted EBITDA are non-GAAP financial measures.  The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in understanding the Company’s operating results.  See the attached schedule for a full reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

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About FXall

FXall is the leading independent global provider of electronic foreign exchange trading solutions, with over 1,000 institutional clients worldwide. FXall’s offices in New York, Boston, Washington, London, Zurich, Hong Kong, Tokyo, Singapore, Sydney and Mumbai serve the needs of active traders, asset managers, corporate treasurers, banks, broker-dealers and prime brokers.

Contacts:

Investor contact:

Andrew Posen

Head of Investor Relations

Telephone: (646) 268-9952

andrew.posen@fxall.com

News media contact:

Dafina Grapci-Penney

Greentarget

Telephone: +44 20 7324 5486

Mobile: + 44 752 533 5733

dafina.grapci-penney@greentarget.co.uk

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results, including all statements related to our estimated and projected earnings, revenues, costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth, initiatives, or strategies are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, any failure to successfully execute our growth strategy, including failing to increase our FX trading volumes, or failing to grow and maximize our existing institutional client relationships or effectively cross-sell our products to our clients; economic conditions, such as the current Eurozone crisis, including their effect on the FX, financial and capital markets, our vendors and business partners, employment levels, and inflation; our loss of key personnel or our inability to hire additional personnel; damage or interruption to our electronic trading platform or information systems; the impact of governmental laws and regulations; changes in the competitive environment in our industry and the markets in which we operate; natural disasters, unusually adverse weather conditions, pandemic outbreaks, boycotts and geo-political events; and our failure to maintain effective internal controls. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in FX Alliance Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and

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Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

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FX ALLIANCE INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues
Transaction fees	$23,987	$22,821	$46,792	$43,336
User, settlement, and license fees	7,409	6,608	14,625	13,477
Total revenues	31,396	29,429	61,417	56,813
Operating Expenses
Salaries and benefits	12,703	12,460	26,814	24,590
Technology	1,940	1,448	3,838	3,032
General and administrative	1,989	1,523	4,100	2,992
Marketing	355	356	696	789
Professional fees	1,295	351	2,640	778
Depreciation and amortization	2,657	2,434	5,227	4,866
Total operating expenses	20,939	18,572	43,315	37,047
Operating income	10,457	10,857	18,102	19,766
Interest and other income (expense), net	(122)	51	(80)	141
Income before income taxes	10,335	10,908	18,022	19,907
Provision for income taxes	4,116	4,673	7,179	8,527
Net income	6,219	6,235	10,843	11,380
Accretion and allocated earnings of preferred stock	-	2,954	1,276	5,604

Net income allocated to common stockholders	$6,219	$3,281	$9,567	$5,776

Earnings per common share:
Basic	$0.22	$0.16	$0.36	$0.27
Diluted	$0.21	$0.15	$0.35	$0.27

Weighted-average common shares outstanding:
Basic	28,336,566	21,043,899	26,769,958	21,043,899
Diluted	29,433,797	21,582,989	27,712,678	21,517,390

Net Income per common share including conversion of preferred at beginning of period:
Basic[1]	$0.22	$0.22	$0.38	$0.40
Diluted[1]	$0.21	$0.22	$0.37	$0.40

Adjusted Net Income per common share including conversion of preferred at beginning of period:
Basic[1]	$0.24	$0.25	$0.43	$0.46
Diluted[1]	$0.23	$0.25	$0.41	$0.45

Adjusted Weighted-average common shares outstanding including conversion of preferred at beginning of period:
Basic[1]	28,336,566	28,284,637	28,321,545	28,284,637
Diluted[1]	29,433,797	28,823,727	29,264,265	28,758,128

1 Figures reflect non-GAAP financial measures

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FX ALLIANCE INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2012	December 31, 2011

Assets
Current assets
Cash and cash equivalents	$61,526	$127,722
Investments available-for-sale	7,241	7,077
Accounts receivable, net	16,531	13,122
Income taxes receivable	5,979	7,748
Deferred income taxes	5,010	5,390
Prepaid expenses and other current assets	2,323	2,284

Total current assets	98,610	163,343

Software development costs, net	22,756	19,746
Property and equipment, net	12,334	11,379
Deferred income taxes, net of current portion	9,858	11,298
Intangible assets, net	1,819	2,016
Goodwill	2,999	2,999
Other assets	2,546	1,730

Total assets	$150,922	$212,511

Liabilities, Reedemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$3,670	$5,985
Accrued compensation	9,870	13,575
Income taxes payable	1,722	924
Deferred revenues	226	287
Total current liabilities	15,488	20,771
Long term liabilities
Deferred rent	2,743	3,011
Commitments and Contingencies

Redeemable Convertible Series A Preferred stock	-	109,276

Stockholders’ Equity
Preferred stock	-	-
Common stock	3	2
Additional paid-in capital	123,051	17,144
Accumulated other comprehensive income, net of tax	78	33
Retained earnings	9,559	62,274
Total stockholders’ equity	132,691	79,453

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$150,922	$212,511

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FX ALLIANCE INC.

Key Operating Metrics

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Total Trading Volume (in millions)(1)
Relationship Trading	$4,577,826	$4,355,764	$8,928,708	$8,405,290
Active Trading	1,334,048	1,131,427	2,538,318	2,017,738
Total	$5,911,874	$5,487,191	$11,467,026	$10,423,028

Trading Days (2)	64	64	128	128

Average Daily Volume (in millions)
Relationship Trading	$71,529	$68,059	$69,755	$65,666
Active Trading	20,845	17,678	19,831	15,764
Total	$92,374	$85,737	$89,586	$81,430

Transaction Fees (in thousands)
Relationship Trading	$16,067	$15,798	$31,641	$30,553
Active Trading	7,920	7,023	15,151	12,783
Total	$23,987	$22,821	$46,792	$43,336

Average Transaction Fee per Million
Relationship Trading	$3.51	$3.63	$3.54	$3.63
Active Trading	$5.94	$6.21	$5.97	$6.34
Total	$4.06	$4.16	$4.08	$4.16

(1) Notional U.S. dollar-equivalent (calculated at the time of trade) of trades executed on FXall generating transaction fees (counting one side of the transaction)

(2) Trading days include each Monday through Friday excluding New Year’s Day, Good Friday and Christmas Day.

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FX ALLIANCE INC.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Adjusted EBITDA:
Net income	$6,219	$6,235	$10,843	$11,380
Interest and other income	122	(51)	80	(141)
Depreciation and amortization	2,657	2,434	5,227	4,866
Stock-based compensation expense	1,061	1,522	1,947	2,817
Provision for income taxes	4,116	4,673	7,179	8,527
Adjusted EBITDA	$14,175	$14,813	$25,276	$27,449

Adjusted Net Income:
Net income	$6,219	$6,235	$10,843	$11,380
Stock-based compensation expense, net of tax	652	865	1,197	1,601
Adjusted Net Income	$6,871	$7,100	$12,040	$12,981

Adjusted Weighted-average basic common shares outstanding including conversion of preferred at beginning of period:
Weighted-average basic common shares outstanding	28,336,566	21,043,899	26,769,958	21,043,899
Conversion of preferred shares into common shares	-	7,240,738	1,551,587	7,240,738

Adjusted Weighted-average basic common shares outstanding including conversion of preferred	28,336,566	28,284,637	28,321,545	28,284,637

Adjusted Weighted-average fully diluted common shares outstanding including conversion of preferred at beginning of period:

Weighted-average fully diluted common shares outstanding	29,433,797	21,582,989	27,712,678	21,517,390
Conversion of preferred shares into common shares	-	7,240,738	1,551,587	7,240,738

Adjusted Weighted-average fully diluted common shares outstanding including conversion of preferred	29,433,797	28,823,727	29,264,265	28,758,128

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